SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  March 7, 1997

Exact name of Registrant
 as specified in its charter:  Entree Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  0-16226

I.R.S. Employer Identification Number:  39-1566009

Address of Principal Executive Office:  26025 Mureau Road
                                        Calabasas, CA  91302

Registrant's Telephone Number, Including Area Code:  (818) 878-7711

ITEM 8.  CHANGE IN FISCAL YEAR

     On March 7, 1997, the Board of Directors of Entree Corporation approved a change in the Company's fiscal year. The Company's new fiscal year will be for a twelve month period ending March 31. Previously, the Company's fiscal year was a 52-53 week fiscal year that ended on the Saturday nearest to March 31. The Company's quarterly results will be for a three month period ending June 30, September 30, December 31 and March 31. Previously, the Company's quarterly results were for a sixteen week period for the first quarter and for twelve week periods for the second, third and fourth quarters.

     The Company's fiscal 1997 year will be a twelve month period ending on March 31, 1997. The transition period from March 30,
1997 through March 31, 1997 will be included within the Form 10-K for the twelve months ended March 31, 1997.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ENTREE CORPORATION
                                    (Registrant)


Date:  March 14, 1997            /s/ R. Scott Miswald
                                     Secretary